Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces

Distribution Ratio for Special Stock Distribution to Stockholders

MECHANICSBURG, PENNSYLVANIA — November 19, 2024 — Select Medical Holdings Corporation (“Select Medical,” “we,” “us,” or “our”) (NYSE: SEM) today announced the distribution ratio for the previously announced special stock distribution (the “Distribution”) to its stockholders of its equity interest in Concentra Group Holdings Parent, Inc. (“Concentra”) (NYSE: CON). Based on the shares of Select Medical’s common stock outstanding as of November 18, 2024, the record date (the “Record Date”) for the Distribution, Select Medical’s stockholders will receive 0.806971 shares of Concentra’s common stock for every share of Select Medical’s common stock held as of the close of business on the Record Date.

The Distribution by Select Medical of the special stock distribution will be made on November 25, 2024 (the “Distribution Date”) in the form of a pro rata common stock distribution to all of Select Medical’s stockholders of record on the Record Date. No fractional shares of Concentra’s common stock will be distributed. Instead, Select Medical’s stockholders will receive cash in lieu of any fraction of a share of Concentra’s common stock that they otherwise would have received. The Distribution is generally intended to qualify as tax free to Select Medical’s stockholders for U.S. federal income tax purposes.

J.P. Morgan and Goldman Sachs are acting as financial advisors to Select Medical in connection with the Distribution. Dechert LLP is acting as legal advisor to Select Medical in connection with the Distribution.

Information Regarding the Distribution

No vote or action is required by Select Medical’s stockholders in order to receive the Distribution of shares of Concentra’s common stock.

Select Medical’s stockholders of record on the Record Date will receive account statements reflecting their ownership interest in shares of Concentra’s common stock. Concentra’s common stock issued in the Distribution will be in book-entry form, and no physical share certificates of Concentra will be issued. Select Medical’s stockholders who hold their shares through brokers or other nominees will have their shares of Concentra’s common stock credited to their accounts by their nominees or brokers. Select Medical’s stockholders will not be required to pay cash or other consideration for the shares of Concentra’s common stock to be distributed to them, or surrender or exchange their shares of Select Medical’s common stock to receive the Distribution. For additional information, registered stockholders in the United States and Canada should contact Select Medical’s transfer agent, Computershare Trust Company, N.A. at 1-800-736-3001. Stockholders from outside the United States may call 1-781-575-3100. Stockholders who hold their shares through brokers or other nominees should contact their brokers or other nominees directly.

An information statement describing the Distribution is being made available to Select Medical’s stockholders. The information statement will include details on the Distribution and also will be posted under the Investor Relations tab on Select Medical’s website at  https://www.selectmedical.com/investor-relations/.

About Select Medical

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, outpatient rehabilitation clinics, and occupational health centers in the United States based on number of facilities. Select Medical’s reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, the outpatient rehabilitation segment, and the Concentra segment. As of September 30, 2024, Select Medical operated 106 critical illness recovery hospitals in 29 states, 34 rehabilitation hospitals in 13 states, 1,925 outpatient rehabilitation clinics in 39 states and the District of Columbia, and 549 occupational health centers in 41 states. At September 30, 2024, Select Medical had operations in 46 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

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This press release may contain forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in Select Medical’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine Select Medical’s future results are beyond the ability of Select Medical to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select Medical undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation